Exhibit 4.11

                              [Sonic Letterhead]

                                June 20, 2000

Via Federal Express

TCW Leveraged Income Trust LP
TCW Shared Opportunity Fund II, LP
Crescent/Mach I Partners, LP
TCW/Crescent Mezzanine Partners, LP
TCW/Crescent Mezzanine Trust
TCW/Crescent Mezzanine Investment Partners, LP
c/o Trust Company of the West
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA 90025

      Re:   Extension of Time for Registration of Shares

Gentlemen:

      Reference is made to the Agreement and Plan of Merger and Reorganization dated as of October 31, 1999 (the "Reorganization Agreement"), between Sonic Automotive, Inc. ("Sonic"), FAA Acquisition Corp., FirstAmerica Automotive, Inc. and certain of the Stockholders of First American Automotive, Inc. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Reorganization Agreement.

      This letter sets forth our mutual agreement to extend the time period for Sonic to register the 59,976 shares of Reorganization Common Stock issued on March 16, 2000 pursuant to Section 1.2(b) of the Reorganization Agreement to the earlier to occur of the date Sonic registers other shares with the Securities and Exchange Commission or December 31, 2000.

TCW Leveraged Income Trust LP, et al.
June 20, 2000
Page 2

      If you are in agreement with the foregoing, please so indicate by executing this letter as hereinafter indicated.

                                    Very truly yours,

                                    /s/ Stephen K. Coss

                                    Stephen K. Coss
                                    Vice President and General Counsel

ACCEPTED AND AGREED:

TCW LEVERAGED INCOME TRUST II, L.P.
By:   TCW (LINC II), L.P., as General Partner

By:   TCW Advisors (Bermuda), Limited,
      as General Partner

By:   /s/ Robert D. Beyer
      ------------------------
         Robert D. Beyer
         Group Managing Director

By:   TCW Investment Management Company
      its investment advisor

By:   /s/ Jean-Marc Chapus
      ------------------------
         Jean-Marc Chapus
         Managing Director

TCW Leveraged Income Trust LP, et al.
June 20, 2000
Page 3

                        COUNTERPART SIGNATURE PAGE TO
          LETTER AGREEMENT DATED JUNE 20, 2000 re: EXTENSION OF TIME
                          FOR REGISTRATION OF SHARES

ACCEPTED AND AGREED:

TCW/CRESCENT MEZZANINE PARTNERS, L.P.
TCW/CRESCENT MEZZANINE TRUST
TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

By:   TCW/Crescent Mezzanine, L.L.C.
      its general partner or managing owner

By:   /s/ Jean-Marc Chapus
         Jean-Marc Chapus
         President

TCW LEVERAGED INCOME TRUST, L.P.

By:   TCW Advisors (Bermuda), Limited,
      as General Partner

By:   /s/ Robert D. Beyer
      ------------------------
         Robert D. Beyer
         Group Managing Director

By:   TCW Investment Management Company
      its investment advisor


 By:   /s/ Jean-Marc Chapus
      ------------------------
         Jean-Marc Chapus
         Managing Director

TCW Leveraged Income Trust LP, et al.
June 20, 2000
Page 4

                        COUNTERPART SIGNATURE PAGE TO
          LETTER AGREEMENT DATED JUNE 20, 2000 re: EXTENSION OF TIME
                          FOR REGISTRATION OF SHARES

ACCEPTED AND AGREED:

CRESCENT/MACH I PARTNERS, L.P.
By:   TCW Asset Management Company,
      as investment manager and attorney-in-fact

By:   /s/ Jean-Marc Chapus
      ------------------------
         Jean-Marc Chapus
         Managing Director

TCW SHARED OPPORTUNITY FUND II, L.P.
By:   TCW Investment Management Company,
      its investment advisor

By:   /s/ Jean-Marc Chapus
      ------------------------
         Jean-Marc Chapus
         Managing Director

TCW SHARED OPPORTUNITY FUND II, L.P.
By:   TCW Investment Management Company,
      its investment advisor

By:   /s/ Jean-Marc Chapus
      ------------------------
         Jean-Marc Chapus
         Managing Director